Exhibit 10.5

Execution Version

INCREASE JOINDER AND AMENDMENT NO. 2

This Increase Joinder and Amendment No. 2 (this “Amendment”), dated as of March 1, 2022, is made by and among Polaris Newco, LLC, a Delaware limited liability company (the “Initial Borrower”), Solera, LLC, a Delaware limited liability company (“Solera”), Omnitracs, LLC, a Delaware limited liability company (“Omnitracs”) and DealerSocket, LLC, a Delaware limited liability company (“DealerSocket”, and together with the Initial Borrower, Solera and Omnitracs, the “Borrowers”), each of the other Credit Parties party hereto, each of the financial institutions party hereto as lenders with respect to the 2022 Incremental Term Loans (as defined below) (in such capacity, the “2022 Incremental Term Loan Lenders”), each other Consenting Lender (as defined below) party hereto and acknowledged by Goldman Sachs Lending Partners LLC, as administrative agent (“Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) Polaris Parent, LLC, a Delaware limited liability company, as Holdings, the Borrowers, each lender party thereto (the “Lenders”) and the Administrative Agent have entered into a First Lien Credit Agreement dated as of June 4, 2021 (as amended, restated, amended and restated, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”, and as further amended by this Amendment, the “Amended Credit Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Amended Credit Agreement);

(2) the Initial Borrower has requested that the 2022 Incremental Term Loan Lenders collectively provide the 2022 Incremental Term Loan Commitments (as defined below) in an aggregate principal amount equal to $300,000,000 on the Amendment Effective Date (as defined below) and make the 2022 Incremental Term Loans (as defined below) in an aggregate principal amount equal to $300,000,000 on the Amendment Effective Date, and each 2022 Incremental Term Loan Lender is prepared to provide a portion of such 2022 Incremental Term Loan Commitments and to provide a portion of the 2022 Incremental Term Loans pursuant thereto, in the respective amounts set forth on Schedule 2.01(a) hereto, in each case, subject to the other terms and conditions set forth herein;

(3) The Borrowers, Holdings, the other Credit Parties party hereto, the 2022 Incremental Term Loan Lenders and the Administrative Agent are entering into this Amendment in order, among other things, to evidence such 2022 Incremental Term Loan Commitments and 2022 Incremental Term Loans, which are and shall be made in accordance with Section 2.20 of the Credit Agreement, in reliance on the Fixed Incremental Amount;

(4) The proceeds of the 2022 Incremental Term Loans will be used, together with cash on hand, to (a) finance the acquisition, directly or indirectly, of the equity interests of Spireon Holdings Inc. and Spireon-ATS Holdings, Inc. (collectively, the “Targets”, and such acquisition, the “Acquisition”), (b) pay fees, costs and expenses incurred in connection with this Amendment and the Acquisition and the transactions contemplated hereby and thereby and (c) finance working capital and general corporate purposes;

(5) The Borrowers have appointed JPMorgan Chase Bank, N.A., Barclays Bank PLC, BNP Paribas Securities Corp., Jefferies Finance LLC, KKR Capital Markets LLC, Macquarie Capital (USA) Inc. and Nomura Securities International, Inc. (collectively, in such capacities, the “2022 Incremental Lead Arrangers”) to arrange the 2022 Incremental Term Loans under this Amendment; and

(6) The Borrowers have requested, and the Lenders party hereto, constituting Required Lenders (such Lenders, the “Consenting Lenders”), are willing, to make certain amendments to the Credit Agreement as set forth in Section 3 hereunder (such amendments, the “Securitization Amendments”) in accordance with Section 10.02(b) of the Credit Agreement, subject to the terms and conditions set forth herein. The Securitization Amendments shall become effective on the Amendment Effective Date.

SECTION 1. Incremental Facilities. Pursuant to Section 2.20 of the Credit Agreement, on and as of the Amendment Effective Date:

(a) Each 2022 Incremental Term Loan Lender that is not, prior to the effectiveness of this Amendment, a Dollar Term Loan Lender under the Credit Agreement, hereby agrees that upon, and subject to, the occurrence of the Amendment Effective Date, such 2022 Incremental Term Loan Lender shall be deemed to be, and shall become, a “Term Loan Lender” and a “Dollar Term Loan Lender” for all purposes of, and subject to all the obligations of a “Term Loan Lender” and a “Dollar Term Loan Lender” under, the Amended Credit Agreement and the other Loan Documents. Each 2022 Incremental Term Loan Lender shall have a 2022 Incremental Term Loan Commitment that is equal to the amount set forth opposite such 2022 Incremental Term Loan Lender’s name under the heading “2022 Incremental Term Loan Commitments” on Schedule 2.01(a) to this Amendment (such commitment hereinafter referred to as the “2022 Incremental Term Loan Commitments”). Each Credit Party and the Administrative Agent hereby agree that from and after the Amendment Effective Date, each 2022 Incremental Term Loan Lender shall be deemed to be, and shall become, a “Term Loan Lender” and a “Dollar Term Loan Lender” for all purposes of, and with all of the rights and remedies of a “Term Loan Lender” and a “Dollar Term Loan Lender” under, the Amended Credit Agreement and the other Loan Documents.

(b) Each 2022 Incremental Term Loan Lender hereby agrees to make 2022 Incremental Term Loans to the Initial Borrower on the Amendment Effective Date in a principal amount not to exceed its respective 2022 Incremental Term Loan Commitment set forth on Schedule 2.01(a) to this Amendment.

(c) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order therein:

(i) “2022 Incremental Amendment” shall mean that certain Increase Joinder and Amendment No. 2, dated as of March 1, 2022, by and among the Borrowers, Holdings, the other Credit Parties party thereto, the 2022 Incremental Term Loan Lenders party thereto, the Consenting Lenders (as defined therein) party thereto and the Administrative Agent.

(ii) “2022 Incremental Amendment Effective Date” shall mean the “Amendment Effective Date” as defined in the 2022 Incremental Amendment.

(iii) “2022 Incremental Lead Arrangers” shall have the meaning given to such term in the 2022 Incremental Amendment.

(iv) “2022 Incremental Term Loan Commitment” shall mean as to each 2022 Incremental Term Loan Lender, its obligation to make 2022 Incremental Term Loans to the Initial Borrower on the 2022 Incremental Amendment Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such 2022 Incremental Term Loan Lender’s name on Schedule 2.01(a) to the 2022 Incremental Amendment under the caption “2022 Incremental Term Loan Commitment”.

(v) “2022 Incremental Term Loan Lender” shall mean any Lender that holds a 2022 Incremental Term Loan Commitment and/or a 2022 Incremental Term Loan outstanding hereunder.

(vi) “2022 Incremental Term Loans” shall mean the Dollar Term Loans made to the Initial Borrower on the 2022 Incremental Amendment Effective Date in the principal amount of $300,000,000.

(vii) “Spireon Acquisition” shall mean the “Acquisition” as defined in the 2022 Incremental Amendment.

(d) The definition of “Dollar Term Loan Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Dollar Term Loan Commitment” shall mean, as to each Lender, (a) its obligation to make a Dollar Term Loan to the Borrowers pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Annex A under the caption “Dollar Term Loan Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, (b) its 2022 Incremental Term Loan Commitments and/or (c) unless the context shall otherwise require, any Incremental Term Loan Commitments made pursuant to Section 2.20 of this Agreement after the 2022 Incremental Amendment Effective Date that are denominated in Dollars, in each case, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Dollar Term Loan Commitments is $3,380,000,000, and the initial aggregate amount of the Dollar Term Loan Commitments in respect of the 2022 Incremental Term Loan Commitments is $300,000,000.”

(e) The definition of “Term Loan Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Term Loan Commitment” shall mean, with respect to any Lender, (a) its obligation to make its portion of Dollar Term Loans, Sterling Term Loans and/or Euro Term Loans to a Borrower in the amount set forth on Annex A, (b) its 2022 Incremental Term Loan Commitment and/or (c) unless the context shall otherwise require, any Incremental Term Loan Commitments made pursuant to Section 2.20 after the Closing Date. The initial aggregate amount of the Term Loan Commitments in respect of Dollar Term Loans as of the date hereof is $3,380,000,000, the initial aggregate amount of the Term Loan Commitments in respect of the Euro Term Loans as of the date hereof is €1,200,000,000, the initial aggregate amount of the Term Loan Commitments in respect of the Sterling Term Loans as of the date hereof is £300,000,000, and the initial aggregate amount of the Term Loan Commitments in respect of 2022 Incremental Term Loans as of the 2022 Incremental Amendment Effective Date is $300,000,000.”

(f) Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end of the definition of “Tranche”:

“Notwithstanding any provision herein to the contrary, the Dollar Term Loans made on the Closing Date and the 2022 Incremental Term Loans made on the 2022 Incremental Amendment Effective Date shall be deemed to be, and treated as, part of a single Tranche for all purposes hereunder.”

(g) Section 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Term Loans. (i) In the case of each Dollar Term Loan Lender, to make (x) a single Term Loan denominated in Dollars to the Initial Borrower on the Closing Date in the principal amount of its Dollar Term Loan Commitment set forth on Annex A hereto and (y) a single 2022 Incremental Term Loan to the Initial Borrower on the 2022 Incremental Amendment Effective Date in the principal amount of its 2022 Incremental Term Loan Commitment in accordance with the 2022 Incremental Amendment (each such Term Loan, a “Dollar Term Loan”), (ii) in the case of each Sterling Term Loan Lender, to make a single Term Loan denominated in British Pounds Sterling (such Term Loan a “Sterling Term Loan”) to the Initial Borrower on the Closing Date in the principal amount of its Sterling Term Loan Commitment and (iii) in the case of each Euro Term Loan Lender, to make a single Term Loan denominated in Euro (such Term Loan, a “Euro Term Loan”) to the Initial Borrower on the Closing Date in the principal amount of its Euro Term Loan Commitment.”

(h) Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Termination of Commitments. The Term Loan Commitments shall automatically terminate upon the funding of such Commitments on the Closing Date or the 2022 Incremental Amendment Effective Date, as applicable. The Revolving Commitments, the Swing Line Commitments and the LC Commitment shall automatically terminate on the Revolving Maturity Date.”

(i) Section 2.09 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Amortization of Term Loan Borrowings. The Borrowers shall pay to the Administrative Agent, (x) for the ratable account of the Dollar Term Loan Lenders, on the last Business Day of March, June, September and December, commencing with the last Business Day of December 2021 (each such date, a “Term Loan Repayment Date”), an amount equal to (i) one quarter of one percent (0.25%) of the original principal amount of such Dollar Term Loans made on the Closing Date and (ii) commencing only with the last Business Day of March 2022, 0.2506266% of the original principal amount of such Dollar Term Loans made on the 2022 Incremental Amendment Effective Date, (y) for the ratable account of the Sterling Term Loan Lenders, on each Term Loan Repayment Date, an amount equal to one quarter of one percent (0.25%) of the original principal amount of such Sterling Term Loans made on the Closing Date and (z) for the ratable account of the Euro Term Loan Lenders, on each Term Loan Repayment Date, an amount equal to one quarter of one percent (0.25%) of the original principal amount of such Euro Term Loans made on the Closing Date, in each case, as adjusted from time to time pursuant to Section 2.10(h), as reduced by the principal amount of Loans contributed or assigned to Holdings or any of its Restricted Subsidiaries pursuant to Section 10.04(b)(vi) or (viii), and as adjusted in connection with the making of any Incremental Term Loans pursuant to Section 2.20 hereof, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. To the extent not previously paid, all Term Loans made on the Closing Date shall be due and payable by the Borrowers on the Term Loan Maturity Date.

(j) Section 5.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Use of Proceeds. Use the proceeds of the Term Loans on the Closing Date, directly or indirectly through one or more related transactions, to finance (a) a portion of the consideration for the Closing Date Acquisition, (b) the Closing Date Refinancing, (c) the other Transactions, (d) the payment of related fees, costs and expenses (including any upfront fees and original issue discount) related to the foregoing transactions, (e) the cash collateralization of existing letters of credit and (f) working capital and general corporate purposes. The Borrowers may (or may direct a Credit Party to) use the Revolving Commitments on the Closing Date solely for the purpose of issuing Letters of Credit in order to, without limitation, backstop or replace letters of credit outstanding on the Closing Date, or for purposes of “rolling over” into the Revolving Credit Facility letters of credit issued under facilities that are no longer available (collectively, “Permitted Closing Date Revolving Advances”). The Borrowers will (or will direct a Credit Party to) use the proceeds of the Revolving Loans and Swing Line Loans after the Closing Date for working capital and general corporate purposes (including, without limitation, to effect Permitted Acquisitions, Investments, working capital and/or purchase price adjustments (including in connection with the Closing Date Acquisition), Capital Expenditures, Dividends, prepayments of, and other payments with respect to, Indebtedness (including, without limitation Restricted Debt Payments), any other transaction not prohibited under this Agreement, and, in each case, any related fees and expenses). Proceeds of the Incremental Facilities may be used for working capital and general corporate purposes, including, without limitation, to finance Permitted Acquisitions and other Investments (including refinancing the existing Indebtedness of acquired businesses), Capital Expenditures, for working capital and/or purchase price adjustments (including in connection with the Closing Date Acquisition), Dividends and prepayments of, and other payments with respect to, Indebtedness (including, without limitation, Restricted Debt Payments) permitted hereunder, for any other purposes not prohibited by this Agreement, and to pay related fees, costs and expenses in connection with any such transactions. For the avoidance of doubt, the Borrowers will (or will direct a Restricted Subsidiary to) use the proceeds of the 2022 Incremental Term Loans made on the 2022 Incremental Amendment Effective Date, together with cash on hand, to (a) finance the Spireon Acquisition, (b) pay fees, costs and expenses incurred in connection with the 2022 Incremental Amendment and the Spireon Acquisition and the transactions contemplated thereby and (c) finance working capital and general corporate purposes.”

(k) The Credit Agreement is hereby amended by inserting as part of Annex A thereto Schedule 2.01(a) attached hereto.

SECTION 2. Terms and Agreements. The 2022 Incremental Term Loans made pursuant to this Amendment shall constitute “Term Loans” and “Dollar Term Loans” for all purposes of the Amended Credit Agreement and the other Loan Documents, and shall have the same terms as, and be part of the same series as, the Dollar Term Loans made prior to the Amendment Effective Date.

SECTION 3. Securitization Amendments. Pursuant to Section 10.02(b) of the Credit Agreement, on and as of the Amendment Effective Date:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order therein:

(i) “Contract” shall mean any fully-executed retail installment sale contract, direct purchase money loan, conditional sale contract or financing agreement for a financed vehicle.

(ii) “Receivable” shall mean any account receivable, promissory note, chattel paper or instrument.

(iii) “Securitization Receivable” shall mean a Contract that is included in any schedule of Receivables and all rights to receive all payments of all amounts due and payable thereunder.

(b) The definition of “Securitization Assets” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Securitization Assets” shall mean (a) any Receivables or related assets and the proceeds thereof, in each case, subject to a Securitization Facility, (b) any bank accounts into which Receivables or related assets and the proceeds thereof, in each case, subject to a Securitization Facility are to be received or deposited, (c) any Securitization Receivable or related assets and the proceeds thereof, in each case, subject to a Securitization Facility and (d) all collateral securing such receivable, bank account or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable, bank account or assets, lockbox accounts and records with respect to such account, bank account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clauses (a), (b) and (c) above are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Qualified Securitization Financing.

(c) The definition of “Securitization Facility” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Securitization Facility” shall mean any transaction or series of transactions that may be entered into by any Borrower or any other Restricted Subsidiary pursuant to which such Borrower or such other Restricted Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not a Borrower or another Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not a Borrower or another Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of a Borrower or any of the Borrowers’ Subsidiaries; provided, for the avoidance of doubt, a Securitization Facility shall also include any securitization marketed by an investment bank acting as a placement agent, underwriter or initial purchaser to one or more institutional investors in a private placement, 144A or SEC-registered offering with respect to which an offering document is provided to investors in advance of pricing the transaction.

SECTION 4. Representations and Warranties. Each of the Borrowers and Holdings represents and warrants that as of the date hereof:

(a) each Credit Party (x) is duly incorporated, organized or formed and validly existing under the laws of the jurisdiction of its incorporation, establishment or organization, except (other than with respect to Solera) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, (y) has all requisite power and authority to carry on its business as now conducted and to own and lease its property, in each case, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (z) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(b) this Amendment is within each Credit Party’s powers and has been duly authorized by all necessary action on the part of such Credit Party, and this Amendment has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c) its execution and delivery of this Amendment and performance of this Amendment and the Amended Credit Agreement and compliance by it with the terms hereof and thereof (1) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which would not reasonably be expected to result in a Material Adverse Effect, (2) will not violate or require consent not obtained under the Organizational Documents of any Group Member except as would not reasonably be expected to result in a Material Adverse Effect, (3) will not violate or result in a default under any indenture or other material agreement or instrument binding upon any Group Member or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by any Group Member, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, except, in each case, individually or in the aggregate, as would not reasonably be expected to result in a Material Adverse Effect, and (4) will not violate any Requirement of Law except, individually or in the aggregate, as would not reasonably be expected to result in a Material Adverse Effect;

(d) each of the representations and warranties made by any Credit Party set forth in Article III of the Amended Credit Agreement or in any other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the Amendment Effective Date as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date; and

(e) no Event of Default under Section 8.01(a), (b), (g) (solely with respect to the Borrowers) or (h) (solely with respect to the Borrowers) of the Credit Agreement has occurred and is continuing or will occur immedaitely after giving effect to this Amendment.

SECTION 5. Conditions to Effectiveness. This Amendment, the Securitization Amendments and the obligations of the 2022 Incremental Term Loan Lenders to make their respective 2022 Incremental Term Loan Commitments, and to fund their respective 2022 Incremental Term Loans, as specified in Section 1 hereof, shall become effective on and as of the Business Day on which the following conditions shall have been satisfied (such date, the “Amendment Effective Date”):

(a) the Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrowers, each other Credit Party, each 2022 Incremental Term Lender and (solely for purposes of consenting to the Securitization Amendments set forth in Section 3 hereof) each other Consenting Lender, collectively constituting Required Lenders;

(b) the representations and warranties set forth in Section 4 hereof shall be true and correct in all material respects (or, to the extent qualified by materiality, in all respects) as of the Amendment Effective Date (or, if an earlier date is specified with respect thereto, as of such earlier date);

(c) no Event of Default under Section 8.01(a), (b), (g) (solely with respect to the Borrowers) or (h) (solely with respect to the Borrowers) of the Credit Agreement shall have occurred and be continuing;

(d) the Administrative Agent shall have received a Borrowing Request for the borrowing of the 2022 Incremental Term Loans to be made pursuant to this Amendment;

(e) the Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the 2022 Incremental Term Loan Lenders, (i) a customary opinion of Kirkland & Ellis LLP, as counsel for the Credit Parties and (ii) a customary opinion of Ballard Spahr LLP, Minnesota counsel for the Credit Parties (provided that this condition shall have been satisfied if each such opinion shall have been delivered to the Administrative Agent in substantially the form provided on the Closing Date);

(f) the Administrative Agent shall have received (provided that this condition shall have been satisfied if the following items shall have been delivered to the Administrative Agent in substantially the forms provided on the Closing Date):

(i) a certificate of the secretary, assistant secretary or director (or equivalent officer) on behalf of each Credit Party, dated the Amendment Effective Date, certifying (A) (i) that attached thereto is a true and complete copy of each Organizational Document of such Credit Party and, with respect to the articles or certificate of incorporation or organization (or similar document) certified (to the extent applicable) as of a recent date by the Secretary of State (or other applicable Governmental Authority) of the state of its organization or (ii) that the copy of each Organizational Document of such Credit Party delivered to the Administrative Agent as of the Closing Date remains the true and complete copy as of the date hereof and remains in full force and effect as of the date hereof, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors and/or equityholders, as applicable, of such Credit Party authorizing the execution, delivery and performance of this Amendment and the other Loan Documents that are delivered in connection herewith to which such Credit Party is a party and, in the case of the Borrowers, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, (C) as to the incumbency and specimen signature of each officer or authorized person executing this Amendment or any other Loan Document or any other document delivered in connection herewith on behalf of such Credit Party;

(ii) to the extent available, a certificate as to the good standing of each Credit Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization;

(iii) a solvency certificate in the form of Exhibit L dated as of the Amendment Effective Date and signed by the chief financial officer (or other officer with reasonably equivalent duties) of Holdings; and

(iv) all fees required to be paid on the Amendment Effective Date to the 2022 Incremental Term Loan Lenders and the 2022 Incremental Lead Arrangers and all reasonable, documented out-of-pocket expenses required to be paid on the Amendment Effective Date to the 2022 Incremental Term Loan Lenders and the 2022 Incremental Lead Arrangers shall, upon the initial funding of the 2022 Incremental Term Loans, have been paid (which amounts may be offset against the proceeds of the 2022 Incremental Term Loans).

SECTION 6. Costs, Expenses. As and to the extent provided in Section 10.03 of the Amended Credit Agreement, the Credit Parties agree to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of one counsel, plus one local counsel per relevant material jurisdiction, incurred by the Administrative Agent in connection with this Amendment.

SECTION 7. Reference to and Effect on the Loan Documents. (a) On and after the Amendment Effective Date, each reference in the Amended Credit Agreement to “hereunder”, “hereof”, “Agreement”, “this Amendment” or words of like import and each reference in the other Loan Documents to “Credit Agreement”, “Credit and Guaranty Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Amended Credit Agreement.

SECTION 8. Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic transmission (PDF or TIFF format) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execute”, “execution”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9. Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except as set forth in Section 10.02 of the Amended Credit Agreement. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10. Governing Law; Venue, Jury Trial, Etc.

(a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in the State of New York and of the United States District Court of the Southern District of New York sitting in Borough of Manhattan in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Requirements of Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in Section 10.09(b) of the Amended Credit Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to this Amendment, in the manner provided for notices (other than telecopier) in Section 10.01 of the Amended Credit Agreement. Nothing in this Amendment or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

(c) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11. Notices. All notices hereunder shall be given in accordance with the provisions of Section 10.01 of the Credit Agreement.

SECTION 12. Reaffirmation. Each Credit Party party hereto hereby expressly acknowledges that, after giving effect to this Amendment, (i) all of the obligations of such Credit Party under the Amended Credit Agreement, the Security Agreement, the other Security Documents and any other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, in each case, as amended by this Amendment, (ii) each such Credit Party’s grant of security interests pursuant to the Security Agreement and the other Security Documents are reaffirmed and remain in full force and effect and such security interests secure all of the Obligations as amended hereby and (iii) except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. Without limiting the foregoing, each party hereto hereby confirms that the obligations of the Borrowers under the Credit Agreement and under all the other Loan Documents (in each case, after giving effect to this Amendment) constitute “Obligations” and are entitled to all the benefits of the Guarantees set forth in the Amended Credit Agreement, and each such Guaranty is, and continues to be, in full force and effect and is hereby reaffirmed in all respects.

SECTION 13. 2022 Incremental Lead Arrangers. Each Borrower, on behalf of itself and the other Credit Parties, agrees that (a) the 2022 Incremental Lead Arrangers shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Lead Arrangers under the Amended Credit Agreement and (b) the 2022 Incremental Lead Arrangers shall have no duties, responsibilities or liabilities with respect to this Amendment, the Amended Credit Agreement or any other Loan Document.

SECTION 14. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of a pre-existing indebtedness and related agreement, as evidenced by the Amended Credit Agreement. Each of the Lenders party hereto (including each of the 2022 Incremental Term Loan Lenders) authorizes and directs the Administrative Agent to execute this Amendment. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

POLARIS NEWCO, LLC, as a Borrower

By:	/s/ David L. Babin
Name: David L. Babin
Title: Secretary

SOLERA, LLC, as a Borrower

By:	/s/ David L. Babin
Name: David L. Babin
Title: Secretary

OMNITRACS, LLC, as a Borrower

By:	/s/ David L. Babin
Name: David L. Babin
Title: Secretary

DEALERSOCKET, LLC, as a Borrower

By:	/s/ David L. Babin
Name: David L. Babin
Title: Secretary

[Signature Page to Increase Joinder and Amendment No. 2]

	AUDATEX CANADA HOLDINGS, LLC,		IDENTIFIX INTERNATIONAL HOLDINGS, LLC,
	a Delaware limited liability company		a Delaware limited liability company
	AUDATEX HOLDINGS, LLC,		IDENTIFIX, LLC,
	a Delaware limited liability company		a Minnesota limited liability company
	AUDATEX HOLDINGS US, LLC,		LICENSE MONITOR II, LLC,
	a Delaware limited liability company		a New York limited liability company
	AUDATEX INTERNATIONAL HOLDINGS, LLC,		LYNX SERVICES, L.L.C.,
	a Delaware limited liability company		a Kansas limited liability company
	AUDATEX NORTH AMERICA, LLC,		MOBILE PRODUCTIVITY, LLC,
	a Delaware limited liability company		a Nevada limited liability company
	CLAIMS SERVICES GROUP, LLC,		NAVEX, LLC,
	a Delaware limited liability company		a Colorado limited liability company
	COLLISION REPAIR BUSINESS MANAGEMENT SERVICES, LLC,		NEW HOME WATCH, L.L.C.,
	a Delaware limited liability company		a Michigan limited liability company
	CUSTOMER INTERACTION CENTER LLC,		PALM BEACH TAG AGENCY, LLC,
	a Delaware limited liability company		a Florida limited liability company
	DISTRIBUTION SERVICE TECHNOLOGIES, LLC,		PROPERTY CLAIMS SERVICES, LLC,
	a Colorado limited liability company		a Delaware limited liability company
	DMEAUTOMOTIVE LLC,		REDCAP TECHNOLOGIES, LLC,
	a Delaware limited liability company		a Florida limited liability company
	ENSERVIO, LLC,		SEE PROGRESS, LLC,
	a Delaware limited liability company		a Michigan limited liability company
	EXPLORE DATA MARKETING SERVICES, LLC,		SOLERA FINANCE, LLC,
	a Delaware limited liability company		a Delaware limited liability company
	EXPLORE DRIVING RECORDS, LLC,		SOLERA HOLDINGS, LLC,
	a Delaware limited liability company		a Delaware limited liability company
	EXPLORE INFORMATION SERVICES, LLC,		SOLERA INTEGRATED MEDICAL SOLUTIONS, LLC,
	a Delaware limited liability company		a Delaware limited liability company
	GTS SERVICES, LLC,		SOLERA SERVICE DYNAMICS, LLC,
	a Delaware limited liability company		a Delaware limited liability company
	IDGHWAY 114 RESEARCH CENTER, LLC,		TITLE TECHNOLOGIES, LLC,
	a Delaware limited liability company		a Delaware limited liability company
	HOLLANDER, LLC,		TRANSPORTATION PERFORMANCE, LLC,
	a Delaware limited liability company		a Delaware limited liability company, each as a Guarantor
HYPERQUEST, LLC,
	a Delaware limited liability company, each as a Guarantor	By:	/s/ David L. Babin
Name: David L. Babin
By:	/s/ David L. Babin		Title: Secretary
Name: David L. Babin
Title: Secretary

[Signature Page to Increase Joinder and Amendment No. 2]

POLARIS PARENT,LLC
a Delaware limited liability company, as a Guarantor

By:	/s/ David L. Babin
Name: David L. Babin
Title: Secretary

AUTOSTAR SOLUTIONS, LLC,
a Texas limited liability company
AUTO/MATE, LLC,
a Delaware limited liability company
FINANCE EXPRESS LLC,
a Nevada limited liability company
OMNITRACS MIDCO, LLC,
a Delaware limited liability company
ROADNET HOLDINGS CORPORATION,
a Delaware corporation
ROADNET TECHNOLOGIES, INC.,
a Delaware corporation
ROXTON SUPERIOR HOLDINGS CORPORATION,
a Delaware corporation
XRS CORPORATION,
a Minnesota corporation
SMARTDRIVE SYSTEMS, INC.,
a Delaware corporation
COMPASS IDS, LLC,
a Delaware limited liability company
EDRIVING FLEET LLC,
a Delaware limited liability company
EDRIVING LLC,
a Delaware limited liability company
EDRIVING TELEMATICS LLC,
a Delaware limited liability company
IDS INTERMEDIATE, LLC,
a Delaware limited liability company, each as a Guarantor

By:	/s/ David L. Babin
Name: David L. Babin
Title: Secretary

[Signature Page to Increase Joinder and Amendment No. 2]

LENDER SIGNATURES ON FILE WITH ADMINISTRATIVE AGENT

[Signature Page to Increase Joinder and Amendment No. 2]

ACKNOWLEDGED BY:

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent

By:	/s/ Maria Riaz
Name: Maria Riaz
Title: Authorized Signatory